Exhibit 99.1

SandRidge Energy, Inc. Adopts Tax Benefits Preservation Plan to Protect its NOL Assets and Shareholder Value

Oklahoma City, Oklahoma, July 1, 2020 /PRNewswire/ – SandRidge Energy, Inc. (the “Company” or “SandRidge”) (NYSE:SD) today announced that its Board of Directors (the “Board”) adopted a tax benefits preservation plan (the “Section 382 Rights Plan”) designed to protect the availability of SandRidge’s net operating loss carryforwards (“NOLs”) under the Internal Revenue Code (the “Code”).

As of December 31, 2019, SandRidge had approximately $1.4 billion of usable U.S. federal NOLs that could be available to offset its future federal taxable income. SandRidge’s ability to use these NOLs would be substantially limited if it experienced an “ownership change” within the meaning of Section 382 of the Code. In general, a company would undergo an ownership change if its “5-percent shareholders” (determined under Section 382) increased their ownership of such company’s stock by more than 50 percentage points over a rolling three-year period. The Section 382 Rights Plan is intended to reduce the likelihood of such an ownership change at SandRidge by deterring any person or group from acquiring beneficial ownership of 4.9% or more of SandRidge’s outstanding common stock.

The Section 382 Rights Plan is similar to those adopted by numerous other public companies with significant NOLs. The Section 382 Rights Plan is not designed to prevent any action that the Board determines to be in the best interest of SandRidge and its shareholders.

Under the Section 382 Rights Plan, the rights will initially trade with SandRidge’s common stock and will generally become exercisable only if a person (or any persons acting as a group) acquires 4.9% or more of SandRidge’s outstanding common stock. The Section 382 Rights Plan does not aggregate the ownership of shareholders “acting in concert” unless and until they have formed a group under applicable securities laws. If the rights become exercisable, all holders of rights (other than any triggering person) will be entitled to acquire shares of common stock at a 50% discount or SandRidge may exchange each right held by such holders for one share of common stock. Under the Section 382 Rights Plan, any person which currently owns 4.9% or more of SandRidge’s common stock may continue to own its shares of common stock but may not acquire any additional shares without triggering the Section 382 Rights Plan. The Board has the discretion to exempt any person or group from the provisions of the Section 382 Rights Plan.

The Section 382 Rights Plan will expire on the day following the certification of the voting results for SandRidge’s 2021 annual meeting of shareholders or any prior special meeting of shareholders, unless SandRidge’s shareholders ratify the Section 382 Rights Plan at such meeting, in which case the Section 382 Rights Plan will continue in effect until July 1, 2023, unless terminated earlier in accordance with its terms. The Company intends to seek shareholder approval of the Section 382 Rights Plan at the earliest practical opportunity.

123 Robert S. Kerr Avenue, Oklahoma City, OK 73102 • Phone 405.429.5500, Fax 405.429.5977 • www.SandRidgeEnergy.com

Additional information about the Section 382 Rights Plan is available on a Form 8-K filed by SandRidge with the U.S. Securities and Exchange Commission.

Winston & Strawn LLP is acting as legal counsel to the Company.

About SandRidge Energy, Inc.

SandRidge Energy, Inc. (NYSE: SD) is an independent oil and gas company engaged in the development and acquisition of oil and gas properties. Its primary areas of operation are the Mid-Continent in Oklahoma and Kansas and the North Park Basin in Colorado. Further information can be found at www.sandridgeenergy.com.

For further information, please contact:

Investor Relations

SandRidge Energy, Inc.

123 Robert S. Kerr Avenue

Oklahoma City, OK 73102-6406

(405) 429-5515

Cautionary Statement Regarding Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.” These forward-looking statements are neither historical facts nor assurances of future performance and reflect SandRidge’s current beliefs and expectations regarding future events and SandRidge’s ability to utilize and realize the value of its NOLs and how they could be substantially limited if SandRidge experienced an “ownership change” as defined in Section 382 of the Code, whether the Rights Plan will reduce the likelihood of such an unintended ownership change from occurring, the potential impact of the utilization of the NOLs on SandRidge’s free cash generation and the potential impact of distribution of rights on SandRidge’s financial conditions and results of operations. We have based these forward-looking statements on our current expectations and assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate under the circumstances. However, whether actual results and developments will conform with our expectations and predictions is subject to a number of risks, many of which are beyond our control and could cause actual results to materially differ from the results discussed in the forward-looking statements, including, without limitation, federal and state tax legislation and unreported buying and selling activity by SandRidge shareholders. We refer you to the discussion of risk factors in Part I, Item 1A—“Risk Factors” of our Annual Report on Form 10-K and in comparable “Risk Factor” sections of our Quarterly Reports on Form 10-Q filed after such Form 10-K. All of the forward-looking statements made in this press release are qualified by these cautionary statements. The actual results or developments anticipated may not be realized or, even if substantially realized, they may not have the expected consequences to or effects on our Company or our business or operations. Such statements are not guarantees of future performance and actual results or developments may differ materially from those projected in the forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, except where we are expressly required to do so by law.